                                                                 EXHIBIT 23.7


                          CONSENT OF JERRY M. REINSDORF

        I consent to the use of my name as a Trustee Nominee in the section "Management" in the Registration Statement, SEC File No. 333-26629 and all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein, of Equity Office Properties Trust.




June 20,1997                             /s/ Jerry M. Reinsdorf
                                         -----------------------
                                         Jerry M. Reinsdorf